UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 21, 2010
AMERICAN PACIFIC CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-8137 (Commission File Number)	59-6490478 (IRS Employer Identification No.)

3883 Howard Hughes Parkway, Suite 700, Las Vegas, Nevada (Address of principal executive offices)	89169 (Zip Code)
Registrant’s telephone number, including area code:          (702) 735-2200
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Effective as of September 21, 2010, American Pacific Corporation (the “Company”) entered into a Second Amendment to Credit Agreement by and among the Company, the Guarantors, Wells Fargo Bank, N.A, (successor by merger to Wachovia Bank, N.A.) as Administrative Agent, and the other lenders party thereto (the “Second Amendment”), which amends the Amended and Restated Credit Agreement dated as of February 6, 2007, as amended by that certain First Amendment dated as of July 7, 2009, (the “Credit Agreement”). Among other things, the Second Amendment (i) adjusts the annual interest rates and fees applicable to loans and letters of credit issued under the Credit Agreement, (ii) reduces the Interest Coverage Ratio for the period from beginning with the Company’s fiscal quarter ending September 30, 2010 through the Company’s fiscal quarter ending June 30, 2011 and (iii) amends the definition of Permitted Investments.
The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by the Second Amendment to Credit Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1
Second Amendment to Credit Agreement, dated September 17, 2010, by and among American Pacific Corporation, the Guarantors, Wells Fargo Bank, National Association as Administrative Agent, and the Lenders party thereto

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Pacific Corporation
Date: September 27, 2010	By:	/s/ JOSEPH CARLEONE
Joseph Carleone
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1
Second Amendment to Credit Agreement, dated September 17, 2010, by and among American Pacific Corporation, the Guarantors, Wells Fargo Bank, National Association as Administrative Agent, and the Lenders party thereto